United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Third Amended and Restated Business Combination Agreement

As previously disclosed in its Current Report on Form 8-Ks filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2023 and on February 13, 2024, Digital Health Acquisition Corp. (“DHAC” or the “Company”), DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with DHAC, Merger Sub I, Merger Sub II, VSee and iDoc, the “Parties”), entered into a Third Amended and Restated Business Combination Agreement on November 21, 2023, which was amended by the First Amendment (the “First Amendment”) on February 13, 2024 (as amended, the “Business Combination Agreement”).

On April 17, 2024, the Parties entered into a Second Amendment (the “Second Amendment”) to the Business Combination Agreement, pursuant to which the termination date in the Business Combination Agreement was amended from March 31, 2024 to June 30, 2024.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment filed as Exhibit 2.1 hereto and incorporated by reference herein.

Letter Agreement to Bridge Notes

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2022, in a private placement transaction on October 5, 2022, the Company, VSee and iDoc entered into a securities purchase agreement (as amended on November 21, 2023) (the “Bridge SPA”) with an institutional and accredited investor (the “Bridge Investor”). Pursuant to the Bridge SPA, the Company issued to the Bridge Investor a senior secured convertible promissory note having a principal amount equal to $111,111.33 on November 21, 2023 and a senior secured convertible promissory note having a principal amount equal to $55,555.67 on January 25, 2024 (collectively, the “Bridge Notes”).

On April 17, 2024, the Company, VSee, and iDoc entered into a letter agreement with the Bridge Investor (the “Bridge Letter Agreement”), which amended the date with respect to the termination or closing of the business combination referenced in the Bridge Notes from March 31, 2024 to June 30, 2024.

The foregoing description of the Bridge Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Bridge Letter Agreement filed as Exhibit 10.1 and incorporated by reference herein.

Letter Agreement to Certain May 2023 Note

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2023, in a private placement transaction on May 5, 2023, the Company and an institutional and accredited investor entered into a securities purchase agreement (the “Extension Purchase Agreement”). Pursuant to the Extension Purchase Agreement, the Company issued to the investor a promissory note in the principal amount of $300,000 on May 5, 2023 (the “Extension Note”), which will mature on May 5, 2024.

On April 17, 2024, the Company and the investor entered into a letter agreement (the “Extension Letter Agreement”), which amended the maturity date of the Extension Note to June 30, 2024 and clarified certain definitions and transaction terms in both the Extension Purchase Agreement and the Extension Note.

The foregoing description of the Extension Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Extension Letter Agreement filed as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	Second Amendment to the Third Amended and Restated Business Combination Agreement, dated as of April 17, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.
10.1	Bridge Letter Agreement dated April 17, 2024 by and among Digital Health Acquisition Corp., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc. and the Bridge Investor
10.2	Extension Letter Agreement dated April 17, 2024 by and between Digital Health Acquisition Corp. and the investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2024	DIGITAL HEALTH ACQUISITION CORP.

	By:	/s/ Scott Wolf
	Name:	Scott Wolf
	Title:	Chief Executive Officer and Chairman